UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On February 15, 2005, the Compensation Committee of the Board of Directors of GTC Biotherapeutics, Inc. determined the base salaries, effective as of January 1, 2005 for GTC’s executive officers, their annual stock option awards and their target bonus potential for 2005 expressed as a percentage of their respective base salaries. The Compensation Committee also determined bonuses awarded to GTC’s executive officers for the calendar year 2004, 25% of which is being paid in shares of GTC Common Stock valued at the closing price on February 15, 2005.

The Compensation Committee annually evaluates the performance and determines the cash and equity compensation of GTC’s executive officers based on the Compensation Committee’s assessment of company performance and individual performance, as well as relative compensation for competitive positions in similarly sized, publicly-traded biopharmaceutical companies. Based on that evaluation, the Compensation Committee has now determined the base salary level for 2005 for each of the executive officers taking into consideration the executive’s salary history and internal and external fairness considerations. The annual base salary for each executive officer was adjusted for 2005 in light of the executive’s prior performance, tenure and responsibilities, as well as independent compensation data.

The Committee also established a target bonus opportunity for each of the executive officers for 2005 expressed as a percentage of base salary. This bonus potential can be exceeded by up to 20% of the target for exceptional corporate and individual performance. As it did for 2004, the Compensation Committee will determine two-thirds of the bonus for the Chief Executive Officer and the other executive officers based on the Committee’s assessment of GTC’s performance relative to a number of company-wide goals established by the Chief Executive Officer and the Committee. The remainder of the bonus potential will be based on the Committee’s judgment regarding individual performance against objectives, which in the case of the Chief Executive Officer are determined by the Committee and for all other executive officers are determined by the Chief Executive Officer.

The Committee then granted annual stock option awards to each of GTC’s executive officers. The size of stock option awards is generally intended to reflect the significance of the executive’s current and anticipated contributions to GTC’s overall performance, and is determined based on internal and external fairness considerations, as well as independent compensation data. For each stock option award, 20% vested immediately and the balance vests 20% annually over four years. The exercise price per share of the stock options was equal to the fair market value of a share of GTC’s common stock on the date of grant.

The company performance portion of the bonus payments for 2004 was based on the Committee’s subjective assessment of performance against a number of objectives in the areas of clinical development, transgenic production capabilities, external programs, business development and financial performance, and other performance goals established in early 2004. The bonuses awarded to GTC’s executive officers for 2004 ranged from 52% to 58% of their target bonuses, which resulted in bonuses ranging from approximately 16% to 22% of their base salaries.

The base salaries, annual equity awards and target bonuses for 2005, as well as the stock and cash bonuses for 2004, for GTC’s Chief Executive Officer and the four other most highly compensated executive officers, also known collectively as the named executive officers, are listed in Exhibit 10.1 and are incorporated herein by this reference. Additional information on executive compensation is included in GTC’s proxy statement for its annual meeting of shareholders.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	2004 bonuses and 2005 base salaries, target bonuses and annual stock option awards for GTC’s named executive officers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: February 18, 2005	By:	/s/ John B. Green
John B. Green
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	2004 bonuses and 2005 base salaries, target bonuses and annual stock option awards for GTC’s named executive officers. Filed herewith.

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